Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AnchorBank, fsb of our report dated September 24, 2009, relating to the financial statements of AnchorBank, fsb Retirement Plan, which appears in this Form 11-K.
/s/ Wipfli LLP
September 24, 2009
Madison, Wisconsin